Exhibit 99.1

La Rosa Acquires Real Estate Brokerage Franchisee with Audited

Revenue in Excess of $9.8 Million and Positive Net Income in 2022

Company Begins to Execute on its Planned Roll-Up Strategy

Celebration, FL / October 16, 2023 / – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies, today announced that it has acquired a controlling interest in the Company’s franchisee - La Rosa Realty Lake Nona, Inc. (“Lake Nona”) located in Orlando, Florida.

Lake Nona generated revenue in excess of $9.8 million and positive net income in 2022. The franchisee provides residential and commercial real estate brokerage services. It also provides coaching and support services to agents on a fee basis.

“We are excited to welcome the franchisee into the corporate organization,” said Joe La Rosa, CEO of La Rosa Holdings Corp. “We believe that not only does this acquisition expand our footprint in Florida, but it will also increase our top line revenue. With future planned franchisee acquisitions, we expect both our top line and bottom line to improve considerably as our current infrastructure is set up to support five times our current agent count. We have a brokerage model which is agent centric with 100% commission. In our view, our agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. We provide our real estate brokers and sales agents who are seeking financial independence with a turnkey solution and support them in growing their brokerages while they fund their own businesses. This enables us to maintain a low fixed-cost business model with several recurring revenue streams, yielding relatively high margins and cash flow. Moreover, we believe that our proprietary technology, training, and the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry. Our strategy is to drive exponential growth to capitalize on the changing agency model trends occurring in the industry.”

About La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. La Rosa has six La Rosa Realty corporate real estate brokerage offices located in Florida, 27 La Rosa Realty franchised real estate brokerage offices in six states in the United States and Puerto Rico. The Company’s real estate brokerage offices, both corporate and franchised, are staffed with more than 2,380 licensed real estate brokers and sales associates.

For more information, please visit: https://www.larosaholdings.com

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. . These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”).. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of the this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com